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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


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                                    FORM 8-K

                                 Current Report
                                   Pursuant to
                             Section 13 or 15(d) of
                       The Securities Exchange Act of 1934


        Date of Report (Date of Earliest Event Reported): August 26, 1997



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                            PLY GEM INDUSTRIES, INC.
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             (Exact name of Registrant as specified in its charter)


          DELAWARE                                  1-4087                                            11-1727150
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(State or other jurisdiction                (Commission File Number)                               (I.R.S. Employer
     of Incorporation)                                                                                I.D. Number)

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
           777 Third Avenue, New York, New York                                     10017
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         (Address of Principal Executive Offices)                                 (Zip Code)


                                 (212) 832-1550
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                Registrant's Telephone Number including area code


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ITEM 1.  CHANGE IN CONTROL OF REGISTRANT.

         (a) CHANGE IN CONTROL. On August 26, 1997, Nortek, Inc., a Delaware corporation ("Nortek"), announced that its wholly-owned subsidiary, NTK Sub, Inc., a Delaware corporation ("NTK Sub"), had accepted for payment all shares of common stock, par value $.25 per share (the "Shares") of Ply Gem Industries, Inc., a Delaware corporation (the "Registrant"), tendered pursuant to its tender offer (the "Offer") for the Registrant's Shares, which Offer expired at 10:15 EDT, on Tuesday, August 26, 1997. According to the Depositary on August 26, 1997, an aggregate of approximately 12,979,496 Shares were tendered pursuant to the Offer, which when added to the Shares owned by Nortek, constitutes approximately 93.1 percent of the Registrant's Shares outstanding.

         NTK Sub has paid and will pay consideration in the approximate amount of $253.10 million for the tendered shares, which consideration it has and will obtain from Nortek. On August 26, 1997, the Registrant also canceled options for 6,071,841 Shares for consideration in the approximate amount of $36.31 million and canceled unvested stock for consideration in the approximate amount of $1.95 million, which amounts were contributed to the Registrant by Nortek. Nortek and NTK Sub obtained the funds to pay for tendered shares from cash of Nortek on hand and a portion of a private placement of $310.0 million principal amount of 9 1/8% Senior Notes at a price of 99.192% of face value, which notes mature in 2007.

         The planned merger of NTK Sub into the Registrant (the "Merger"), pursuant to the Agreement and Plan of Merger dated as of July 24, 1997 among Nortek, NTK Sub and the Registrant (the "Merger Agreement"), will occur as promptly as practicable following the satisfaction or waiver of certain conditions to the Merger. Because NTK Sub is the beneficial owner of at least 90% of the outstanding Shares, the Merger may be effected without a meeting of stockholders of the Registrant. In the Merger, each issued and outstanding Share (other than dissenting Shares) not owned directly or indirectly by the Registrant will be converted into and represent the right to receive $19.50 in cash, without interest.

         ARRANGEMENTS/UNDERSTANDINGS WITH RESPECT TO ELECTION OF DIRECTORS. Pursuant to the Merger Agreement, Nortek has the right to designate for appointment or election to the Board of Directors of the Registrant, upon written notice to the Registrant, such number of persons so that the designees of Nortek constitute the same percentage (but in no event less than a majority) of the Board of Directors as the percentage of Shares acquired pursuant to the Offer. Effective upon such purchase of at least a majority of the Shares pursuant to the Offer, the Registrant will increase the size of the Board of Directors or obtain the resignation of such number of directors as is necessary to enable such number of Nortek designees to be so elected. In accordance with the Merger Agreement, at least two of the members of the Board of Directors must, prior to the effective time of the Merger, be Continuing Directors (as defined below). For purposes hereof, the term "Continuing Director" means (i) any member of the Board of Directors as of the date of the Merger Agreement or
(ii) any successor of a Continuing Director who is (A) unaffiliated with, and not a designee or nominee, of Nortek or

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NTK Sub, and (B) recommended to succeed a Continuing Director by a majority of the Continuing Directors then on the Board of Directors, and in each case under clause (ii), who is not an employee of the Registrant. Effective August 26, 1997, the following directors of the Registrant resigned: Dana R. Snyder, Joseph
M. Goldenberg, Albert Hersh, William Lilley III and Elihu H. Modlin. Pursuant to the request of Nortek, effective August 26, 1997 the following officers of Nortek were elected directors of the Registrant: Richard L. Bready, Richard J. Harris, Almon C. Hall and Kevin W. Donnelly. Jeffrey S. Silverman and Herbert P. Dooskin remain on the Board of Directors as Continuing Directors.

         (b) Arrangements Resulting in Change in Control on Subsequent Date.

         None.


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

                                        PLY GEM INDUSTRIES, INC.

Dated: September 4, 1997                By: /s/ Kevin W. Donnelly
                                            ----------------------------
                                            Kevin W. Donnelly
                                            Vice President and Secretary


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